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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 2-86238 of Pancho's Mexican Buffet, Inc. on Form S-8 of the report of Deloitte & Touche dated November 14, 1997 (December 19, 1997 as to the first and second paragraph of Note 3), appearing in this Annual Report on Form 10-K of Pancho's Mexican Buffet, Inc. for the year ended September 30, 1997.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Fort Worth, Texas
December 19, 1997